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                                                                   EXHIBIT 11.1

                               BELMONT HOMES, INC.



Computation of weight average shares outstanding


                                                         Year ended                 Year ended                   Year ended
                                                      December 31, 1994          December 31, 1995            December 31, 1996
                                                      -----------------          -----------------            -----------------
Historical weighted average
          shares outstanding, adjusted
          for stock splits                                5,250,000                  6,947,322                    9,411,911

Common stock equivalents -
            Employee stock options (1)                                                  16,053                       14,378
                                                          ---------                  ---------                    ---------

               Weighted average outstanding
                  shares                                  5,250,000                  6,963,375                    9,426,289
                                                          =========                  =========                    =========



(1)         Calculated using the treasury stock method.